Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2019 Performance Incentive Plan and the 2017 Performance Incentive Plan of Lions Gate Entertainment Corp. of our report dated May 23, 2019, with respect to the consolidated financial statements of Pop Media Group, LLC included in Lions Gate Entertainment Corp.’s Annual Report (Form 10-K) for the year ended March 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

October 2, 2019